Sheet1

Final Proxy Results - MUNIHOLDINGS NEW JERSEY INSURED FUND IV, INC.								11653700	0.000
1st Meeting Date: DECEMBER 13, 2000
2nd Meeting Date: JANUARY 17, 2001
Record Date: October 30, 2000
As of: January 17, 2001

				Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed									Votes Received
Proposals	To Pass	Shares		For	Against	Abstain	Votes Needed		For	Against	Abstain	over Votes Needed	Proposal 1 (Trustees)	For	Against	Abstain

COMMON

1) Agreement and Plan of Reorganization	-151,752	2,997,815	1,498,909	1,650,661	41,589	42,116			55.06%	1.39%	1.40%	-5.06%		95.17%	2.40%	2.43%

1) Election of Directors
Ronald W. Forbes	-1,439,591	2,997,815	1,498,909	2,938,499	49,235	0			98.02%	1.64%	0.00%	-48.02%		98.35%	1.65%	0.00%
Terry K. Glenn	-1,439,591	2,997,815	1,498,909	2,938,499	49,235	0			98.02%	1.64%	0.00%	-48.02%		98.35%	1.65%	0.00%
Cynthia A. Montgomery	-1,438,450	2,997,815	1,498,909	2,937,359	50,376	0			97.98%	1.68%	0.00%	-47.98%		98.31%	1.69%	0.00%
Kevin A. Ryan	-1,439,591	2,997,815	1,498,909	2,938,499	49,235	0			98.02%	1.64%	0.00%	-48.02%		98.35%	1.65%	0.00%
Roscoe S. Suddarth	-1,439,591	2,997,815	1,498,909	2,938,499	49,235	0			98.02%	1.64%	0.00%	-48.02%		98.35%	1.65%	0.00%
Edward D. Zinbarg	-1,439,591	2,997,815	1,498,909	2,938,499	49,235	0			98.02%	1.64%	0.00%	-48.02%		98.35%	1.65%	0.00%

2) Election of Auditors	-1,394,924	2,997,815	1,498,909	2,893,832	38,787	55,115			96.53%	1.29%	1.84%	-46.53%		96.86%	1.30%	1.84%

PREFERRED A
1) Agreement and Plan of Reorganization	-536	1,120	561	1,097	0	0			97.95%	0.00%	0.00%	-47.86%		100.00%	0.00%	0.00%

2) Election of Directors
Ronald W. Forbes	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%
Terry K. Glenn	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%
Cynthia A. Montgomery	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%
Kevin A. Ryan	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%
Roscoe S. Suddarth	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%
Richard R. West	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%
Edward D. Zinbarg	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%

3) Election of Auditors	-547	1,120	550	1,097	0	0			97.95%	0.00%	0.00%	-48.84%		100.00%	0.00%	0.00%

Voting Requirements for Preferred Shares:
Proposal 1 requires the affirmative vote in which more than 50% + 1 of the Fund's outstanding shares are represented at the Meeting
Proposals 2 & 3 requires the affirmative vote of 50% + 1 of the voted shares represented at the Meeting, provided quorum is present.

Last Updated on 07/27/2001
By MLMAG